                                                                    EXHIBIT D(7)
                                     FORM OF

                               AMENDMENT NO. 1 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

         THIS EXHIBIT to the Investment Management Agreement dated December ___, 1999 (the "Agreement") between DELAWARE POOLED TRUST, and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust, amended as of the __ day of March, 2000, to add The All-Cap Growth Equity Portfolio, lists the Portfolios for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each Portfolio.

-------------------------------------------- --------------- ----------------------------------------
         Portfolio Name                      Effective Date    Management Fee Schedule

                                                                (as a percentage of
                                                              average daily net assets)
                                                                     Annual Rate
-------------------------------------------- --------------- ----------------------------------------
The Aggregate Fixed Income Portfolio                         0.40%
-------------------------------------------- --------------- ----------------------------------------
The All-Cap Growth Equity Portfolio
-------------------------------------------- --------------- ----------------------------------------
The Balanced Portfolio                                       0.55%
-------------------------------------------- --------------- ----------------------------------------
The Core Equity Portfolio                                    0.55%
-------------------------------------------- --------------- ----------------------------------------
The Diversified Core Fixed Income Portfolio                  0.43%
-------------------------------------------- --------------- ----------------------------------------
The Equity Income Portfolio                                  0.55%
-------------------------------------------- --------------- ----------------------------------------
The High-Yield Bond Portfolio                                0.45%
-------------------------------------------- --------------- ----------------------------------------
The Intermediate Fixed Income Portfolio                      0.40%
-------------------------------------------- --------------- ----------------------------------------
The Large-Cap Value Equity Portfolio                         0.55%
-------------------------------------------- --------------- ----------------------------------------
The Mid-Cap Growth Equity Portfolio                          0.75%
-------------------------------------------- --------------- ----------------------------------------
The Mid-Cap Value Equity Portfolio                           0.75%
-------------------------------------------- --------------- ----------------------------------------
The Real Estate Investment Trust Portfolio                   0.75% on first $500 million
                                                             0.70% on next $500 million
                                                             0.65% on next $1,500 million
                                                             0.60% on assets in excess of
                                                             $2,500 million
----------------------------------------------- ----------------------------- ----------------------------------------

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

-------------------------------------------- --------------- ----------------------------------------
         Portfolio Name                      Effective Date    Management Fee Schedule

                                                                (as a percentage of
                                                              average daily net assets)
                                                                     Annual Rate
-------------------------------------------- --------------- ----------------------------------------
The Real Estate Investment Trust
Portfolio II                                                 0.75%
-------------------------------------------- --------------- ----------------------------------------
The Select Equity Portfolio                                  1.00%
-------------------------------------------- --------------- ----------------------------------------
The Small-Cap Value Equity Portfolio                         0.75%
-------------------------------------------- --------------- ----------------------------------------
The Small-Cap Growth Equity Portfolio                        0.75%
-------------------------------------------- --------------- ----------------------------------------

DELAWARE MANAGEMENT                            DELAWARE POOLED TRUST,
COMPANY, a series of Delaware
Management Business Trust


By: ________________________________           By: _____________________________
Name: ______________________________           Name: ___________________________
Title: _____________________________           Title: __________________________



Attest: ____________________________           Attest: _________________________



Name: ______________________________           Name: ___________________________
Title: _____________________________           Title: __________________________

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